UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: November 29, 2004

(Date of earliest event reported)

Hornbeck Offshore Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32108	72-1375844
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

103 Northpark Boulevard, Suite 300 Covington, LA		70433
(Address of Principal Executive Offices)		(Zip Code)

(985) 727-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 – Regulation FD Disclosure

The information in this Current Report is being furnished pursuant to Item 7.01 of Form 8-K and according to general instruction B.2. thereunder, the information in this Current Report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933.

On November 29, 2004, Hornbeck Offshore Services, Inc. (the “Company”) issued a press release stating that Todd Hornbeck, President and Chief Executive Officer, and Jim Harp, Jr., Vice President and Chief Financial Officer would participate in the 4th Annual Louisiana Energy Conference at the Windsor Court Hotel in New Orleans, to be held December 1-3, 2004. On December 1, 2004, the Company will provide a brief company overview at the conference in the form of a 4 page fact sheet. The Company will also post the fact sheet on its website, which can be accessed at the “IR Home” page under the “Investors” section of such website. Additional information is included in the Company’s press release and fact sheet, which are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 9.01 – Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits.

99.1	Press Release, dated November 29, 2004

99.2	Company Fact Sheet, dated December 2004

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hornbeck Offshore Services, Inc.

Date: December 1, 2004	By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Vice President and Chief Financial Officer

3

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated November 29, 2004

99.2	Company Fact Sheet, dated December 2004

4